Exhibit 99.1

PREIT Urges Preferred Shareholders to Cast their Votes for Preferred Share Trustee Nominees Prior to August 2, 2022

Christopher Swann and Kenneth Hart are Nominees for Preferred Share Trustees

PHILADELPHIA, July 14, 2022 – PREIT (NYSE: PEI), today issued the following statement:

The Company and its proxy solicitor continue to make efforts to achieve a quorum for the Preferred Share Trustee nominees prior to August 2, 2022 and again urge eligible Preferred Shareholders to vote.

All holders of record of PREIT’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred Shares”), as of the Record Date are entitled to notice of and to vote together as a single class on the proposal to elect two Preferred Share Trustees, Christopher Swann and Kenneth Hart, submitted to the holders of Outstanding Preferred Shares at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 3,450,000 Series B Preferred, 6,900,000 Series C Preferred, and 5,000,000 Series D Preferred, were outstanding, for an aggregate total of 15,350,000 Outstanding Preferred Shares.

Pursuant to the terms of the Designating Amendments, holders of Outstanding Preferred Shares are entitled to receive, when, as and if authorized by the Board of Trustees and declared by PREIT, out of the funds of the Company legally available therefor, cash dividends payable in equal quarterly installments. The terms of the Designating Amendments further provide that, if and whenever six quarterly dividends are in arrears, the number of members of the Company’s Board of Trustees will be increased by two and the holders of Outstanding Preferred Shares, voting separately as a class, will have the right to vote and elect these two additional trustees. PREIT is restricted under the terms of its credit facilities from paying dividends on its Outstanding Preferred Shares. Accordingly, for six consecutive quarters, the sixth quarter being the fourth quarter of 2021, the Board of Trustees has not declared quarterly cash dividends on PREIT’s Outstanding Preferred Shares for which the Outstanding Preferred Shares are entitled and owed. Thus, in accordance with the Designating Amendments, PREIT’s Board of Trustees will be increased by two, and the holders of the Outstanding Preferred Shares, voting together as a separate, single class, have the right to elect two additional trustees to the Board of Trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Outstanding Preferred Shares. This right will continue at every annual meeting of shareholders until PREIT has paid all accrued and unpaid dividends on the Outstanding Preferred Shares in full and the dividends for the then current dividend period have been paid in full or declared and set apart for payment in full, at which time the right is terminated.

Accordingly, Christopher Swann and Kenneth Hart are Preferred Share Trustee Nominees standing for election.

Eligible shareholders may cast their vote by contacting Alliance Advisors at 1-866-407-1960 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday and Saturday and Sunday from 10:00am to 6:00pm, as noted in soliciting materials furnished to the SEC.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks, uncertainties and changes in circumstances that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future; our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness; the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein; changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants; changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties; potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets; our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities; our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our credit agreements; and potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Important Information

This material may be deemed solicitation in respect of the Annual Meeting to be reconvened to consider and vote on the Preferred Trustee Election Proposal and held on August 2, 2022 at 11:00 a.m. Eastern Time. In connection with the Annual Meeting, PREIT filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on April 22, 2022. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A notice of internet availability of proxy materials containing instructions on how to access the definitive proxy statement was mailed to shareholders entitled to vote at the Annual Meeting. No changes have been made in the Preferred Trustee Election Proposal to be voted on by holders of PREIT’s outstanding preferred shares at the Annual Meeting. PREIT’s definitive proxy statement and other documents filed by PREIT may be obtained free of charge from the SEC’s website, www.sec.gov. PREIT’s shareholders may also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103, or from the Company’s website, https:// www.preit.com.

Contact:

Heather Crowell

heather@gregoryfca.com

preit@gregoryfca.com